Exhibit 99.1

Talos Energy Announces Divestiture of Talos Low Carbon Solutions Subsidiary to TotalEnergies

Houston, Texas, March 18, 2024 – Talos Energy Inc. (“Talos”) (NYSE: TALO) today announced that it has entered into an agreement for the sale of its wholly owned subsidiary, Talos Low Carbon Solutions LLC (“TLCS”), to TotalEnergies E&P USA, Inc. (“TotalEnergies”) for a purchase price of $125 million plus customary reimbursements, adjustments and retention of cash, combined totaling approximately $148 million. The transaction was based on an effective date of January 1, 2024 and will close later today. Talos intends to use the proceeds from the sale to immediately repay borrowings under its credit facility and for general corporate purposes.

The sale includes Talos’s entire carbon capture and sequestration (“CCS”) business, including its three projects along the U.S. Gulf Coast: Bayou Bend CCS LLC, Harvest Bend CCS LLC (“Harvest Bend”) and Coastal Bend CCS LLC (“Coastal Bend”). Talos may realize additional future cash payments upon achievement of certain milestones at the Harvest Bend or Coastal Bend projects or upon a subsequent sale of these projects by TotalEnergies. Robin Fielder, Talos Executive Vice President, Low Carbon Strategy and Chief Sustainability Officer, will continue to serve in her role for a transition period before leaving Talos to pursue other opportunities.

Talos President and Chief Executive Officer Timothy S. Duncan stated: “Since TLCS’s inception, we have successfully applied our energy expertise as an early mover aimed at developing decarbonization solutions along the U.S. Gulf Coast. Strong market interest during our capital raise provided the strategic option to fully monetize the business to TotalEnergies, an established global leader in CCS development. Robin and our entire CCS team did an outstanding job crystallizing value for Talos shareholders for a strong financial return. The transaction will further enable Talos to prioritize cash flow generation and optimal capital allocation in our core Upstream business. We are also continuing to explore business development and strategic M&A opportunities.”

Morgan Stanley & Co. LLC served as financial advisor to Talos and Latham & Watkins LLP served as legal advisor to Talos.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on maximizing long-term value through its Upstream Exploration & Production business in the United States Gulf of Mexico and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility and community impact. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, potential adverse reactions or competitive responses to our acquisitions, dispositions and other transactions; changes in market conditions affecting the oil and gas industry or long-term oil and gas price levels; political or regulatory developments; reservoir performance; the outcome of future exploration efforts; timely completion of development projects; technical or operating factors; the uncertainty inherent in projecting ultimate recoverable resources and future rates of production and cash flows and access to capital; and the other risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2023. Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

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